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                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported):  April 28, 2000
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                                  CMGI, Inc.
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             (Exact Name of Registrant as Specified in its Charter)


                                   Delaware
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                (State or Other Jurisdiction of Incorporation)


        000-23262                                         04-2921333
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(Commission File Number)                   (I.R.S. Employer Identification No.)



100 Brickstone Square
Andover, Massachusetts                                             01810
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(Address of Principal Executive Offices)                          (Zip Code)


                                (978) 684-3600
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             (Registrant's Telephone Number, Including Area Code)

                                Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

     CMGI, Inc. ("CMGI" or the "Registrant") entered into an Agreement and Plan of Merger and Contribution (the "Merger Agreement") dated as of January 19, 2000 by and among CMGI, Engage, Inc. (formerly Engage Technologies, Inc.) ("Engage"), FCET Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Engage ("Merger Sub"), Flycast Communications Corporation, a wholly owned subsidiary of CMGI ("Flycast"), and Adsmart Corporation, a subsidiary of CMGI ("Adsmart").

     Under the terms of the Merger Agreement, (i) the Registrant agreed to contribute all of the outstanding shares of Flycast to Engage (the "Contribution") for an aggregate of approximately 53.4 million shares of Common Stock, $.01 par value per share, of Engage (the "Engage Common Stock"), and (ii) Adsmart agreed to be merged with Merger Sub, with Adsmart being the surviving corporation (the "Merger"). Under the terms of the Merger Agreement, each share of common stock of Adsmart would be converted into such number of shares of Engage Common Stock as is determined by dividing approximately 11.2 million by the sum of the number of shares of Adsmart capital stock outstanding and the number of shares of Adsmart common stock subject to stock options.

     David S. Wetherell, President, Chief Executive Officer and a director of the Registrant, is a director of Engage. Prior to completion of the transactions contemplated by the Merger Agreement, Mr. Wetherell was a director of Adsmart and President of Flycast. Andrew J. Hajducky III, Executive Vice President, Chief Financial Officer and Treasurer of CMGI, is a director of Engage. Prior to completion of the transactions contemplated by the Merger
Agreement, Mr. Hajducky was a director of Adsmart and a   Vice President,
Treasurer and a director of Flycast. Craig Goldman, a director of the Registrant, is a director of Engage.

     The Merger and the Contribution became effective on April 28, 2000. Concurrently with the Merger, the Registrant effected the Contribution. Upon the completion of the transactions contemplated by the Merger Agreement, Adsmart and Flycast each became a wholly owned subsidiary of Engage.

     In connection with the Merger, Engage issued approximately 10.9 million shares of Engage Common Stock, of which approximately 10.8 million shares were issued to the Registrant for its 96% interest in the capital stock of Adsmart and approximately 66,000 shares were issued to the other holders of Adsmart capital stock. Additionally, Engage has reserved approximately 346,000 shares of Engage Common Stock for issuance upon exercise of stock options (previously stock options to purchase Adsmart common stock that were exchanged for Engage stock options in the Merger).

     In the Contribution, Engage issued approximately 53.4 million shares of Engage Common Stock to the Registrant for CMGI's 100% interest in Flycast.

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     Upon completion of the Merger and the Contribution, the Registrant owned approximately 87% of Engage Common Stock.

     The transactions are intended to be tax free under Section 368(a) and
Section 351 of the Internal Revenue Code of 1986, as amended, and to be accounted for as a combination of entities under common control (i.e., "as if pooling").

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.
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2.1      Agreement and Plan of Merger and Contribution, dated January 19, 2000, by and among the Registrant, Engage, Inc., Adsmart Corporation, Flycast Communications Corporation and FCET Corp., incorporated by reference from Exhibit 10.1 to the Quarterly Report on Form 10-Q of Engage, Inc. filed with the Securities and Exchange Commission on March 16, 2000.

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                                   SIGNATURE


  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2000                      CMGI, INC.
                                        (Registrant)


                                        By: /s/ Andrew J. Hajducky III
                                            -------------------------------
                                            Andrew J. Hajducky III,
                                            Executive Vice President and Chief
                                            Financial Officer


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                                 EXHIBIT INDEX


Exhibit
Number         Description
-------        -----------

2.1 Agreement and Plan of Merger and Contribution, dated January 19, 2000, by and among the Registrant, Engage, Inc., Adsmart Corporation, Flycast Communications Corporation and FCET Corp., incorporated by reference from Exhibit 10.1 to the Quarterly Report Form 10-Q of Engage, Inc. filed with the Securities and Exchange Commission on March 16, 2000.




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